EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         PEM International, Ltd., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

         PEM International (Singapore) Pte. Ltd., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

         PEM Management, Inc., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

         PEM World Sales, Ltd., incorporated under the laws of Bermuda, is 100% owned by the Registrant.

         Arconix Group, Inc., incorporated under the laws of Delaware, is 100% owned by the Registrant.

         PEM Industries, Inc., incorporated under the laws of Delaware, is 100% owned by the Registrant.

         PennEngineering Holdings, Inc., incorporated under the laws of Delaware, is 100% owned by the Registrant.

                     INDIRECT SUBSIDIARIES OF THE REGISTRANT

         Atlas Engineering, Inc., incorporated under the laws of Ohio, is 100% owned by PennEngineering Holdings, Inc.

         Arconix/Singapore Pte. Ltd., incorporated under the laws of Delaware, is 100% owned by Arconix Group, Inc.

         Arconix/U.K. Ltd., incorporated under the laws of Delaware, is 100% owned by Arconix Group, Inc.

         Arconix/USA Inc., incorporated under the laws of California, is 100% owned by Arconix Group, Inc.

         Arconix/Mexico, S. de R.L., incorporated under the laws of Mexico, is 99% owned by PEM Industries, Inc. and 1% owned by Arconix Group, Inc.

         Arconix/Mexico Management S.A. de C.V., incorporated under the laws of Mexico, is 99.998% owned by PEM Industries, Inc. and .002% owned by Arconix Group, Inc.

         Arconix Fastening Distribution (Shanghai) Co., Ltd., incorporated under the laws of The Peoples Republic of China, is 100% owned by PennEngineering Global Holdings SRL.

         PennEngineering Fastening Technologies (Europe) Ltd., incorporated under the laws of Ireland, is 100% owned by PennEngineering Holdings, Inc.

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         PEM Fastening Systems/Europe Holdings Ltd., incorporated under the laws of Ireland, is 100% owned by PennEngineering Fastening Technologies (Europe)
Ltd.

         PennEngineering Global Holdings SRL, incorporated under the laws of Barbados, WI, is 99.09% owned by PennEngineering Holdings, Inc., and 0.01% by Arconix Group, Inc.

         PennEngineering World Holdings L.P., a limited partnership formed under the laws of Bermuda, has as a General Partner, PennEngineering Holdings, Inc., and as a Limited Partner, Arconix Group, Inc.

         Maelux SA, incorporated under the laws of Luxembourg, is owned 100% by PennEngineering World Holdings L.P.

         M.A.E. SpA, incorporated under the laws of Italy, is 100% owned by Maelux SA.